Exhibit 99.3

MARKETING AND SERVICES AGREEMENT

This Marketing and Services Agreement (the “Agreement”) is made and is effective this 12th day of January, 2005 by and between Traffix Music, Inc., a Delaware corporation having an address at One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965 (“Traffix Music”) and Madacy Entertainment Group, Limited, a Canadian corporation having an address at 3333 Graham Blvd., Suite 102, Montreal, Quebec, Canada H3R 3L5 (“Madacy”) and EZ-Tracks L.P., a Quebec limited partnership having a principal address at 3333 Graham Blvd., Suite 102, Montreal, Quebec, Canada H3R 3L5 (“Partnership”).

Recitals

WHEREAS, Madacy owns, or has the distribution rights to, in excess of 10,000 Masters as pre-recorded by third party artists, including the Intellectual Property Rights (as defined herein) attributable thereto; and

WHEREAS, Traffix Music is a marketer of products and services through its proprietary and third party media.  Traffix Music and its affiliates have created a software program accessible via the Internet whereby consumers can download music for personal use (the “Program”), a form of which is located at each of the Websites; and

WHEREAS, the parties hereto are desirous of Madacy to license to the Partnership the right to sell, promote and otherwise distribute to third parties a portion of the Madacy music library; and

WHEREAS, the parties hereto are desirous of Traffix Music to license to the Partnership the use of the Program in connection with the operation of the Website and the conduct of the business of the Partnership;

WHEREAS, the parties hereto are desirous of Traffix Music providing certain services to the Partnership; namely assistance and support with respect to the sales, promotion and marketing of the Program in connection with the operation of the Websites and the Business of the Partnership and the provision of certain administrative services to the Partnership, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Any terms not otherwise defined herein shall have the meanings ascribed thereto in Schedule A to this Agreement.

EXECUTION COPY

ARTICLE I

OBLIGATIONS OF THE PARTIES

1.01         During the Term, Madacy hereby grants the Partnership a non-exclusive (subject to the restrictions contained in Section 2.4 of the Partnership Agreement), royalty-free license to such portions of its entire music, consisting of the Madacy Songs and the Masters to the Madacy Songs, as the Partnership reasonably requests and requires for the full and proper exploitation of the Program in connection with the operation of the Websites and the Business of the Partnership.  The Parties hereto agree that such requests shall take into account the diversity and depth of Masters which have already been made available hereunder (and the avoidance of any redundancy) and, where applicable, the costs and efforts required to provide Masters as compared to their anticipated benefit or value to the Program, the whole subject to the following:

a.     The License shall only apply to Masters that Madacy has the right to license for downloading and is entitled to make available to the Partnership;

b.     The License shall permit the Partnership, and Traffix Music on behalf of the Partnership in rendering its services under this Agreement, to use the Masters for the following purposes:

i.  For the download by an end-user of Madacy Songs from the Websites for a fee; and

ii. For the download by an end-user of Madacy Songs from the Websites for free as a premium for further revenue generating activity.

For greater certainty, the License shall not permit the Partnership or Traffix Music in rendering its services under this Agreement to provide the download of all or any part of Madacy Songs for use as ring-tones, ring-backs or any other telephony use or any other use other than direct marketing via the Channels of Distribution.  The Partnership shall have no rights to assign or sub-license its rights hereunder;

c.     The License shall be subject to Madacy having obtained the appropriate mechanical licenses (“Mechanicals”) to permit the use of the Masters for downloading, which Madacy agrees to use reasonable commercial efforts to obtain;

d.     Madacy shall make those Masters which require the obtaining of Mechanicals available to the Partnership in batches as Mechanicals are obtained.  Madacy shall advise Traffix Music, on behalf of the Partnership, on a weekly basis, of those Masters, if any, for which Mechanicals have been obtained in such week and shall make such Masters available to the Partnership as soon as possible thereafter.  Madacy shall exercise its reasonable commercial efforts to obtain Mechanicals in a timely fashion;

e.     The Masters which are the subject of this License are hereby listed on Schedule B hereto.  In addition, Schedule B shall be amended from time to time during the Term of this Agreement as Madacy makes further Masters available (ie. as Mechanicals are obtained for additional batches of Masters or as additional Masters are obtained by Madacy) or ceases to make Masters available (due to its loss of rights to the Track or inability to make the Track available for download).

f.      The present License granted hereunder shall expressly not include the artwork which Madacy uses for its CD products.  Madacy shall provide appropriate artwork to the Partnership to highlight/present each genre of music being offered.

g.     It is acknowledged that any limitations on use or term of use of Masters or artwork to which Madacy is subject shall equally apply to the license of Masters or artwork by Madacy to the Partnership.

h.     Other than as set forth in paragraph (i) below, Madacy will be solely responsible for all costs associated with acquiring the Madacy Songs (i.e. purchasing the Masters and securing the third party licenses).  However, with respect to Publishing and Royalties (a) the Partnership (and Traffix Music) will give Madacy direct access to the Websites’ reporting database for the purposes of permitting Madacy, as and when it desires in its sole discretion, to analyze the composition and volume of downloads of Madacy Songs and to generate a report of the name and number of the songs downloaded from the Websites (such songs and the corresponding Publishing and Royalty rates will be identified in the library of Madacy Songs provided to the Partnership) for such period as Madacy desires, and (b) Madacy will provide the Partnership, within five (5) days of the end of each month, with an invoice for the Publishing and Royalties due for the immediately preceding month, (c) the Partnership will pay to Madacy the amount determined in such monthly report within five (5) business days of receipt of the invoice and (d) Madacy will remit the Publishing and Royalties to the appropriate third party.  Notwithstanding the generality of the foregoing, each of Madacy and Traffix Music shall be directly responsible for the amount of any Shortfall resulting from a Proprietary Premium Program in accordance with Section 1.05(a) hereof.

The Partnership hereby acknowledges and agrees that the payment of Publishing is required by applicable federal law and Royalties are contractual obligations of Madacy.  Accordingly, the payment to Madacy of Publishing and Royalties will be made by the Partnership on a priority basis to all other payments, reimbursements or disbursements of the Partnership.

i.      The Parties acknowledge that Madacy has licensed the San Juan Songs from SJMG and has obtained, in such license, the right to sub-license substantially all of the San Juan Songs to the Partnership.  The Parties further acknowledge that Madacy is responsible to pay to SJMG the San Juan Royalty and the San Juan Guarantee.  The Partnership hereby agrees that it shall pay to Madacy with respect to each fiscal year of the Partnership a royalty equal to the greater of (a) the San

Juan Royalty with respect to such year and (b) the San Juan Guarantee with respect to such year, so as to permit Madacy to satisfy its obligations to SJMG under its license with SJMG.  Notwithstanding the generality of the foregoing and the five (5) year initial term of Madacy’s license with SJMG of the San Juan Songs and the guarantees thereunder, in the event Madacy ceases, at any time, to license the Madacy Songs to the Partnership, the Partnership’s obligations to Madacy under this paragraph shall be limited to the amount which is otherwise payable for the full fiscal year in which Madacy ceases to license the Madacy Songs (being the greater of the San Juan Royalty and the San Juan Guarantee with respect to such year) and all San Juan Guarantees for subsequent years shall be the sole responsibility of Madacy.

1.02         Traffix Music shall be responsible for the creation, maintenance and hosting of the Websites (the ownership of which shall vest exclusively in the Partnership), any developments and modifications to the technology associated with the Program, the origination and publication of all advertising on the Websites.  Traffix Music shall be solely responsible, for its own account, for all Traffix Music Contributed Expenses.  Traffix Music shall also be responsible for administering for the account of the Partnership the payment of all Partnership Out-of-Pocket Expenses, Marketing Expenses, New Revenue Source Commissions and Accounting Expenses incurred by Traffix Music for the account of the Partnership in carrying out its obligations hereunder.  In addition, each of Traffix Music and Madacy may further incur certain Direct Out-of-Pocket Expenses for the account of the Partnership.  Subject to the priority payment of all Publishing and Royalties in accordance with Section 1.01(h) above, Traffix Music and Madacy shall be reimbursed out of Gross Revenues for all such expenses, other than Traffix Music Contributed Expenses, the whole subject to Section 1.03 below.

1.03         During the Term, Traffix Music hereby grants the Partnership, a non-exclusive (subject to the restrictions contained in Section 2.4 of the Partnership Agreement), royalty-free license to the use of the Program in connection with the operation of the Website and the conduct of the Business of the Partnership, except that such license shall be exclusive to the Partnership with respect to the conduct of a business identical or materially similar to the Business of the Partnership, and Traffix Music also grants Madacy a non-exclusive, royalty-free license to the use of the Program for the purposes set forth in Section 1.06 of this Agreement (the license of the Program described in this Section may be referred to as the “Program License”).

1.04         Traffix Music will be responsible for marketing the Program to all Channels of Distribution, other than the Madacy Channels (defined below).  Madacy will be responsible for marketing the Program to brick-and-mortar businesses as well as to any current or future customers of Madacy’s hard-copy entertainment products (the “Madacy Channels”).  Traffix Music will be solely responsible for media buying necessary to generate traffic and sales.  Traffix Music may not commit to, or incur, aggregate marketing and/or advertising expenses on behalf of the Partnership in excess of the greater of (a) $10,000 per month, and (b) the amount set out in the marketing/advertising budgets established from time to time by Madacy.

In the event Traffix Music uses any of its proprietary media for marketing the Program, it shall be entitled to reimbursement for the value of such media, which value shall be the lowest rate such media is made generally available to Traffix Music’s customers; however, Traffix Music shall not use more than $5,000.00 of such media in the aggregate in any calendar month (and $30,000 in any calendar year) without the written consent of the Partnership.

Each of Traffix Music and Madacy, in their capacity as independent contractors hereunder, shall use its reasonable commercial efforts to assist the Partnership in the promotion, marketing, distribution, sales and Upsales of the Madacy Songs via the Websites and the services promoted thereby and to assist the Partnership in the generation of Gross Revenues therefrom, including, without limitation, through the promotion of Website Sales, Websites’ Database Sales and New Revenue Source Sales; provided, however, that neither Contractor shall have any obligation or other liability whatsoever for any acts or failures to act of the other (or such other’s Affiliates).  Such efforts shall be performed in accordance with all applicable industry standards and federal, provincial, state and local government rules, regulations or requirements now in effect or which may hereafter be in effect in the conduct of its activities.  To the extent that Madacy or Traffix Music wishes, in providing such assistance to the Partnership or otherwise, to construct a marketing arrangement that is out of the ordinary course (i.e., involves extra web development, or requires a non-compete), then such deal shall be subject to the prior approval of the Partnership and Madacy.

1.05         During the Term and subject to the terms and conditions of this Agreement, neither Contractor shall enter, directly or indirectly, into another relationship or business enterprise which, materially similar to, and directly competitive with the relationship set out herein and/or the Business.  For greater certainty, Madacy hereby agrees that it shall not make its Masters available in bulk in any transaction or relationship for zero or nominal cash consideration.

Notwithstanding the foregoing, the Parties hereby agree that during the term of the Agreement between the Parties:

i.      Madacy and its Affiliates shall be entitled, at all times, to make their recorded music available for download, on a non-exclusive basis, to any entity which is providing the services of an on-line music store on a fair market value pay-per-download basis;

ii.     Madacy and its Affiliates shall be entitled, at all times, to make their recorded music available for download, on a pay-for-use basis, to any of its present or future Madacy Channel customers or Affiliates customers and Madacy and its Affiliates shall further be entitled to offer exclusively for download to such customers any packages (pre-set selection of recorded music) which they have made or make exclusively available to such customer for sale via its Madacy Channel (the individual songs of such package being still available individually to the Websites); and

iii.    Madacy and its Affiliates shall be entitled, at all times, to enter into, participate in, or carry out such promotional, marketing or licensing activities with their brick-and-mortar customers in support of their CD and DVD sales (or any replacement configuration thereof) as they deem appropriate or necessary, in their sole discretion acting reasonably, to create, maintain or enhance their business or relationship with such customer (e.g. provide free downloads of a limited number of songs/tracks as a promotion or give-away to retail customers in support of brick-and-mortar sales).

Other than as set forth above, neither Contractor may create, supply, support, operate, or otherwise be involved with, either directly or indirectly, a website that is materially similar to the Websites and directly competitive with the Business of the Partnership.  It is further acknowledged and agreed that a number of Madacy Songs may be controlled by Madacy on a non-exclusive basis.  As such, other parties may retain rights to such Madacy Songs for use via download or otherwise.  Such use shall not be deemed a breach of this Agreement.

The Parties hereby agree that Madacy shall be the exclusive provider of music-for-download content to the Partnership (ie. any music that the Partnership licenses/obtains/uses in the exploitation of its Business will emanate from/flow through Madacy).  Any other product (ie. other than music) may be sourced directly by the Partnership and Traffix Music in rendering its services to the Partnership under this Agreement.

1.06         Each of the Contractors may use the Program as a premium or give-away (“Premium”) to generate sales for its own (non-3rd party) products/services (“Proprietary Premium Program”) and any revenue generated from the sales of such Party’s products/services shall belong solely to such Contractor; however, any revenue generated on the Websites from the consumers who receive such premiums will be included as Website Sales (e.g., if the consumer redeems his free songs and purchases more music, or if the consumer clicks on an advertising banner, then such additional revenue is included).  In addition, Premium programs may be carried out solely for the benefit of the Business (ie. they are not being carried out in support of the business of either of the Contractors) (“Partnership Premium Program”).  Notwithstanding the generality of the foregoing, the following shall apply to any Premium:

a.     With respect to Proprietary Premium Programs, the Contractor carrying out the premium deal shall be directly and personally liable to the Partnership for Publishing and Royalties with respect thereto.  In the event that the revenues generated from a Proprietary Premium Program are insufficient and give rise to a Shortfall (ie. the revenues from the program are less than the Publishing and Royalties with respect thereto), the Contractor carrying out the Proprietary Premium Program shall be directly responsible for the payment of such Shortfall.

b.     With respect to Partnership Premium Programs, in the event that one or more Partnership Premium Programs are carried out in any fiscal quarter of the Partnership and an aggregate Shortfall is realized from these Premium programs and there are insufficient Gross Revenues in such fiscal quarter from all of the revenue sources of the Websites to fully cover off the Shortfall (any remaining Shortfall after the application of other Gross Revenues hereinafter referred to as a “Net Partnership Shortfall”) the amount, if any, of the Net Partnership Shortfall shall be borne and funded equally by the Contractors.

c.     It is expressly understood and agreed that no Party shall carry out any Premium program unless such program has a registration, survey or other revenue generating benefit (save and except for the effecting of Proprietary Premium Programs by Madacy for its customers which sell entertainment product in CD or DVD (or any “hard” replacements thereof format)).

d.     No Party shall, without the express prior written approval of Madacy, carry out any Premium program which permits the download or access by any one participant of more than twenty-five (25) tracks (songs) of which no more than ten (10) tracks (songs) may be subject to Publishing or Royalties.

Notwithstanding the foregoing, in the event that any Premium program has a pre-determined associated revenue stream at least equal to the maximum potential Publishing and Royalty cost of such Premium, the foregoing limitation shall not apply (e.g. a Premium which has a fixed $1.50 revenue from the party providing the premium shall be entitled to have such number of tracks (songs) as have an aggregate Publishing and Royalty cost of up to $1.50).  The Parties further agree to review the foregoing limitation from time to time to determine its reasonableness and appropriateness

1.07         The Database will be owned by the Partnership.  Each Contractor shall be permitted to use the Database, but at its own cost and expense, for the marketing and promotion of any Exempt Sales.  If a Contractor elects to promote its own products/services in the media of the Websites (e.g., banners, exit traffic) on a cost per acquisition basis or otherwise, then such Contractor shall pay for such media at the lowest rate it offers to third parties for similar media buys (provided such rates are consistent with market norms), and such fees shall be deemed Website Sales.  In the event of a License Extension, Madacy shall continue to have free access to the Database during such extended term.

ARTICLE 2

ADMINISTRATION, BILLINGS AND COLLECTIONS

2.01         Traffix Music shall provide all of the administration services required the Partnership.  In particular, Traffix Music shall be responsible for the fulfillment, billing, collection and customer service relating to any sales that occur on the Websites and shall maintain, on a current basis, all of the books and records of the Partnership (accounting, legal and otherwise).  Each Contractor shall be responsible for the fulfillment, billing, collection and customer service relating to any other sales of the Program.

2.02         Each Contractor shall submit to the Partnership, on a monthly basis commencing on the one month anniversary of the Effective Date, all records, information and reports prepared by that Contractor relating to (i) any sales or other distributions made in the prior month that resulted in any Gross Revenues, and (ii) any Partnership Expenses (copies of such invoices) incurred in the prior month, as well as (iii) such other information as is reasonably required to determine compliance with the terms of this Agreement.  Traffix Music will be responsible (at its cost) for the reconciliation of all such records, and will deliver to the Partnership (with a copy to Madacy) an accounting in the form of monthly (unaudited) statements.  All revenue generated from the Program will be delivered to Traffix Music~~,~~ and Traffix Music will deposit all such amounts in a separately identified bank account in the name of the Partnership.

2.03         The Partnership shall have the right, but not more than twice in any twelve month period, during normal business hours and upon reasonable advance notice, to cause (at its expense) the books and records of the Contractors to be inspected and audited by an independent third-party accountant or firm of accountants; provided, that, in all instances such inspection/audit does not unreasonably interfere with that Party’s business activities.  In the event that as a result of such inspection and audit, it is determined that a Party underreported sales or other distributions or over reported expenses by an amount that exceeds five percent (5%) of the amount so reported, the Party responsible for the underreporting/overreporting shall pay the entire cost of the examination and audit, together with interest at the rate of eight percent (8%) per annum on the amount of the underreported/overreported amount from the date such reporting was made until the date the proper amount is reported and properly recorded.

ARTICLE 3

RELATIONSHIP BETWEEN PARTIES

The Parties acknowledge and agree that at all times each Contractor shall be an independent contractor with respect to the other, and both Contractors shall be independent contractors with respect to the Partnership.  Each Contractor shall be the employer of its own personnel engaged in the performance of this Agreement.  Neither Contractor shall be considered an agent or employee of the other or of the Partnership.  Neither Contractor shall knowingly do anything that would cause any third party to consider the Contractors as anything other than independent contractors.  The parties further acknowledge that the activities contemplated herein (ie. the business of generating revenues from the use of the Program, the Websites and the Database) and all of the benefits thereto and obligations therefrom (including, but not limited, the goodwill being generated therefrom) are for the benefit of the Partnership.

ARTICLE 4

TAXES

Each Party shall be solely responsible for payment of any and all federal, state and local sales, use, value added and excise taxes, and any other taxes or duties of any nature whatsoever assessed upon or with respect to the services provided by it hereunder or otherwise arising from this Agreement and the transactions contemplated hereby.

ARTICLE 5

DURATION

5.01         The License shall commence on the Effective Date and shall be in effect for an initial fixed term expiring on December 31, 2005 as it may be extended in accordance with the provisions of this Agreement (the “Term”).  Thereafter, but subject to Sections 5.04 and 5.04 hereof, the License shall be automatically extended for up to four (4) successive terms of two (2) years provided that each such extension shall be subject to the Partnership (i) generating more than two million ($2,000,000) of net profits (as set out in its audited financial statements) in the immediately preceding term (such amount shall be $1.0 million with respect to the initial license term terminating on December 31, 2005) and (ii) distributing in cash to its partners a minimum of seventy-five percent (75%) of such net profits in such term failing which the License shall expire without further extension (both of the foregoing financial criteria are hereinafter collectively referred to as the “Minimum Financial Objectives”).  Notwithstanding the foregoing, in the event that the distribution to Madacy sp Inc. with respect to any term is inadequate to satisfy the foregoing minimum distribution requirement for the automatic renewal of the License (ie. less than $990,000, or $495,000 with respect to the initial term), Traffix Music or any of its Affiliates shall be entitled, but not obligated, to pay to Madacy sp Inc. the amount of the shortfall in which case the Minimum Financial Objectives shall be deemed to have been achieved.  In the event that either or both of the Minimum Financial Objectives have not been satisfied, Madacy shall have the right (but not the obligation) to renew the License on a year-by-year basis.  The term of the present Agreement with regard to all other matters shall be equal to the Term.

5.02         Any Party may terminate this Agreement at any time for a material breach of the terms hereof or of the terms of the Partnership Agreement by another Party or its Affiliates by giving prior written notice of such termination.  Such notice shall specify in reasonable detail the breach upon which the termination is based.  After receipt of such notice, the recipient shall have thirty (30) days to correct or cure such alleged breach.  If such breach is cured timely, then the notice shall be null and void and the Agreement shall not terminate.  Otherwise, the Agreement shall be deemed terminated.

5.03         In the event of a breach of Section 1.03 of this Agreement due to a Party making a sale to the other Party’s client in violation of the terms of such Section, then in addition to all other remedies available under this Agreement, at law or in equity, all revenue generated from such sale by the violating Party shall be deemed Website Sales and subject to the Net Profit sharing provisions of this Agreement.

5.04         Notwithstanding the provisions of Section 5.01 hereof, in the event that Madacy or Madacy sp Inc. shall cease, at any time, to have an interest in the Business or in the Partnership pursuant to either a sale by the Partnership of the Business or of all or substantially all of its assets or a Traffix Sale (as such term is defined in the Limited Partnership Agreement of the Partnership), Madacy hereby agrees that notwithstanding the remaining term of the License at the time of such transaction, the License shall be extended for a period of five (5) years from the date of the transaction (“License Extension”), the whole subject to the following:

a.   the Partnership’s or the Partnership’s transferee, as the case may be, permitted use of the Masters (and restrictions thereon) shall be the same as contemplated in this Agreement;

b.   the License shall relate to those Masters which are the subject of the License at the date of the License Extension; and

c.   During the term of the License Extension, Madacy shall be entitled to a royalty, payable in cash, from the Partnership or the Partnership’s transferee, as the case may be, determined as follows:

(i)            The royalty rate (“Extension Royalty Rate”) shall be the percentage represented by dividing one-sixth (1/6) of the Partnership EBITDA for the 12 months preceding the transaction by the gross revenues of the Partnership for such period (“Base Year Gross Revenue”);

(ii)           Madacy shall be entitled to an annual royalty, payable within thirty (30) days of each anniversary of the commencement of the License Extension, equal to the amount, if any, by which annual gross revenue of the Partnership or the Partnership’s transferee, as the case may be, for such year of the License Extension exceeds Base Year Gross Revenue, the whole multiplied by the Extension Royalty Rate.

5.05         Notwithstanding the provisions of Section 5.01 hereof, in the event of a sale of Madacy, the License shall be automatically extended for an initial term of three (3) years commencing on the date of such sale.  Thereafter, the License may be extended for up to three (3) successive periods of two (2) years and thereafter, for a final extension of one (1) year provided that each such extension shall be subject to the Partnership achieving the Minimum Financial Objectives set out in Section 5.01 hereof failing which the License shall expire without further extension.  Notwithstanding the foregoing, in the event that the distribution to Madacy sp Inc. with respect to any two year period is inadequate to satisfy the Minimum Financial Objectives for such period in order to cause the renewal of the License, Traffix Music or any of its Affiliates shall be entitled, but not obligated, to pay to Madacy sp Inc. the amount of the shortfall in which case the Minimum Financial Objectives shall be deemed to have been achieved.  In the event that either or both of the Minimum Financial Objectives have not been satisfied, Madacy shall have the right (but not the obligation) to renew the License on a year-by-year basis.  The term of the present Agreement with regard to all other matters shall be equal to the Term.

5.06         Notwithstanding the provisions of Section 1.03 of this Agreement, in the event that Traffix or its Affiliates shall cease, at any time, to have an interest in the Business or in the Partnership pursuant to either a sale by the Partnership of the Business or of all or substantially all of its assets, Traffix Music hereby agrees that notwithstanding the remaining term of the License at the time of such transaction, the Program License shall be extended for a period of five (5) years from the date of the transaction (“Program License Extension”), the whole subject to the following:

a.     the Partnership’s transferee’s permitted use of the Program (and restrictions thereon) shall be the same as contemplated in this Agreement;

b.     the Program License shall relate to the Program as it exists at the date of the License Extension; and

c.     During the term of the License Extension, Traffix Music shall be entitled to a royalty, payable in cash, from the Partnership’s transferee determined as follows:

(i)            The royalty rate (“Extension Royalty Rate”) shall be the percentage represented by dividing one-sixth (1/6) of the Partnership EBITDA for the 12 months preceding the transaction by the gross revenues of the Partnership for such period (“Base Year Gross Revenue”); and

(ii)           Traffix Music shall be entitled to an annual royalty, payable within thirty (30) days of each anniversary of the commencement of the License Extension, equal to the amount, if any, by which annual gross revenue of the Partnership’s transferee for such year of the License Extension exceeds Base Year Gross Revenue, the whole multiplied by the Extension Royalty Rate.

5.07         Notwithstanding the provisions of Section 5.01 hereof, in the event of a sale of Traffix Music or its Affiliates other than in connection with a Traffix Sale, the Program License shall be automatically extended for an initial term of three (3) years commencing on the date of such sale.  Thereafter, the Program License may be extended for up to three (3) successive periods of two (2) years and thereafter, for a final extension of one (1) year provided that each such extension shall be subject to the extension of the License pursuant to the other provisions of this Article 5.

ARTICLE 6

PROPERTY RIGHTS AND PROTECTIONS

6.01         The Parties agree to keep strictly confidential the terms and conditions of this Agreement including the amounts of compensation payable hereunder, except where the same may be required to be disclosed in accordance with applicable federal, state or local laws, statutes, rules or regulations, including, without limitation, the securities laws of Canada and the provinces thereof and of the United States and the states and protectorates thereof.

6.02         The parties acknowledge and agree that certain information regarding the Websites,  Madacy Songs, San Juan Songs, vendors, marketing techniques and related materials and records constitute confidential information and to the extent disclosed to another Party hereunder (the “Recipient”), such Recipient shall treat such confidential information in the same or similar manner as it would hold its own confidential information.  Neither the Recipient nor any of its officers, employees, representatives or agents shall, either directly or indirectly, divulge or disclose any such confidential information to any person or entity without the prior written consent of the other Party hereto, except as may be necessary for the fulfillment of the duties and obligations hereunder, or as may be required in accordance with applicable federal, state or local laws, statutes, rules or regulations, including, without limitation, the securities laws of Canada and the provinces thereof and of the United States and the states and protectorates thereof.  Upon any termination of this Agreement, Recipient immediately shall return all such confidential information or materials in its possession (and in the possession of any of officer, employee, representative or agent) to the other Party without requirement of a demand.

6.03         During the Term and for a period of one (1) year thereafter, neither Contractor will (or will permit its Affiliates to), directly or indirectly, contact or attempt to contact or hire any employee, consultant, agent or representative of the other Contractor (or its Affiliates).

6.04         The Parties acknowledge and agree that, in the event of a breach of the provisions contained in Section 6.04 and 1.04 hereof, the nature, amount and extent of any resulting damage would be difficult, if not impossible, to ascertain.  Accordingly, the injured Party may enforce its rights under such paragraphs by seeking from any court of competent jurisdiction an injunction that prohibits the other from engaging in any of the activities or practices that are deemed a breach of such provisions.  The Parties agree that, in any such proceeding, the injured Party shall not be required to establish any irreparable harm in order to be entitled to injunctive relief.  Upon finding that a Party has breached the applicable provisions of this Section 6, the court shall conclusively presume that the injured Party has suffered irreparable harm sufficient for the entry of an injunction.

6.05         If any provision in this Section 6 is determined by a court of competent jurisdiction to be excessively broad as to duration, geographic scope, activity or subject, or is unreasonable or unenforceable under the laws of such jurisdiction, such provisions may be limited, reduced, modified or amended so as to be enforceable to the maximum extent permitted by the law of that jurisdiction.

6.06         The Partnership shall promptly notify Madacy of any circumstances coming to its attention which may prejudice Madacy’s rights in the Masters and shall give all possible assistance to Madacy in the enforcement and/or protection of Madacy’s rights in the Masters.

6.07         The Partnership hereby expressly acknowledges that any and all rights in the Masters not expressly licensed to the Partnership hereunder are hereby expressly reserved to Madacy and that the copyright and all other property and other rights under statute and/or common law in the Masters are, shall be and shall remain reserved to Madacy.

6.08         The Partnership shall promptly notify Traffix Music of any circumstances coming to its attention which may prejudice Traffix Music’s rights in the Program and shall give all possible assistance to Traffix Music in the enforcement and/or protection of Traffix Music’s rights in the Program.

6.09         The Partnership hereby expressly acknowledges that any and all rights in the Program not expressly licensed to the Partnership hereunder are hereby expressly reserved to Traffix Music and that the copyright and all other property and other rights under statute and/or common law in the Program are, shall be, and shall remain reserved to Traffix Music.

ARTICLE 7

MADACY REPRESENTATIONS

Madacy represents, warrants and covenants to Traffix Music and the Partnership as follows:

a.             Madacy is a corporation duly organized, validly existing and in good standing under the laws of Canada and has all requisite power and authority to operate its business as and where presently being conducted.

b.             Madacy has full corporate power and corporate authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by Madacy has been duly authorized by all necessary action on the part of Madacy. This Agreement has been duly executed and delivered by Madacy and constitutes a valid and binding obligation of Madacy enforceable in accordance with its terms.

c.             The execution, delivery, and performance of this Agreement, including, without limitation, the licensing of the rights to the Partnership as provided in this Agreement, does not, and Madacy’s performance of this Agreement, including, without limitation, the licensing of the rights to the Partnership as provided in this Agreement, will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of Madacy; (ii) violate, conflict with, or result in a breach of any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or governmental or regulatory authority (domestic or foreign) or any applicable law, ordinance, rule or regulation; or (iii) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Madacy is a party or by which any of its assets is bound, including, without limitation, the Madacy Songs.  Madacy will not enter into any agreements or arrangements with any third party that would in any material respect interfere or conflict with any of the provisions of this Agreement.

d.             There is no pending or, to Madacy’s knowledge, threatened litigation challenging Madacy’s authority to enter into and perform this Agreement, including, without limitation, the licensing of the rights to the Partnership as provided in this Agreement.

e.             Other than the obtaining of Mechanicals, no consent, approval or authorization of, or registration or filing with, any Person or governmental authority or agency is required in connection with the execution, delivery and performance of this Agreement by Madacy, including, without limitation, the licensing of the rights to the Madacy Songs and Masters to the Partnership and authorization of their use by Traffix Music in providing services to the Partnership as provided in this Agreement.

f.              Madacy has, and throughout the Term shall have, either (i) good title to the Madacy Songs and Masters or (ii) the absolute right to license the Madacy Songs and Masters to the Partnership and authorize their use by Traffix Music in providing services to the

Partnership in accordance with the terms and conditions of this Agreement, such ownership and licensing rights being free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.  The foregoing is subject to the obtaining of Mechanicals and, where applicable, the express written permission of third party licensors for the downloading of licensed Madacy Songs.

g.             The licensing of the rights to the Madacy Songs and Masters to the Partnership and authorization of their use by Traffix Music in providing services to the Partnership hereunder does not infringe the rights of any Person and the sale, distribution or other use of the Madacy Songs in accordance with this Agreement will not result in any claims of unfair competition or violate any other common law right of any Person.

ARTICLE 8

TRAFFIX MUSIC REPRESENTATIONS

Traffix Music represents, warrants and covenants to Madacy and the Partnership as follows:

a.             Traffix Music is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to operate its business as and where presently being conducted.

b.             Traffix Music has full corporate power and corporate authority to make, execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by Madacy has been duly authorized by all necessary action on the part of Traffix Music. This Agreement has been duly executed and delivered by Traffix Music and constitutes a valid and binding obligation of Traffix Music enforceable in accordance with its terms.

c.             The execution, delivery, and performance of this Agreement does not, and Traffix Music’s performance of this Agreement will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of Traffix Music; (ii) violate, conflict with, or result in a breach of any judgment, injunction, writ, award, decree, restriction, ruling or order of any court, arbitrator or governmental or regulatory authority (domestic or foreign) or any applicable law, ordinance, rule or regulation; or (iii) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Traffix Music is a party or by which any of its assets is bound.  Traffix Music will not enter into any agreements or arrangements with any third party that would in any material respect interfere or conflict with any of the provisions of this Agreement.

d.             There is no pending or, to Traffix Music’s knowledge, threatened litigation challenging Traffix Music’s authority to enter into and perform this Agreement.

e.             No consent, approval or authorization of, or registration or filing with, any Person or governmental authority or agency is required in connection with the execution, delivery and performance of this Agreement by Traffix Music.

f.              Traffix Music has, and throughout the Term shall have, either (i) good title to the Program, or (ii) the absolute right to license the Program to the Partnership and authorize its use by the Partnership in accordance with the terms and conditions of this Agreement, such ownership and licensing rights being free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

g.             The licensing of the rights to the Program to the Partnership and authorization of their use by the Partnership hereunder does not infringe the rights of any Person and the use of the Program in accordance with this Agreement will not result in any claims of unfair competition or violate any other common law right of any Person.

ARTICLE 9

NOTICE

Whenever it is necessary for a Party to give written notice to the others under this Agreement, such notice shall be sufficient if delivered by certified mail, return receipt requested, or by an overnight courier service such as FedEx, addressed as follows:

Notices to Traffix Music:

Traffix Music, Inc.

One Blue Hill Plaza

Pearl River, NY 10965

845-620-1212

fax: 845-620-1717

Attention:  Joshua B. Gillon, EVP and General Counsel

With a copy to:

Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP

750 Lexington Avenue

23rd Floor

New York, NY 10022

Fax: (212) 888-7776

Attention: Murray L. Skala, Esq.

Notices to Madacy :

Madacy Entertainment Group, Limited

3333 Graham Blvd.

Suite 102

Montreal, Quebec
Canada H3R 3L5

fax: (514) 733-7399

Attention: Hillel Frankel, President

With a copy to:

Mendelsohn

1000 Sherbrooke St. W., Suite 2700
Montreal, Quebec
Canada H3A 3G4
Fax: (514) 987-1213
Attention:  Michael Garonce

Notices to the Partnership:

EZ-TRACKS L. P.

3333 Graham Blvd.

Suite 102

Montreal, Quebec
Canada H3R 3L5

fax: (514) 733-7399

Attention:  General Partner

With a copy to Traffix Music and Madacy as provided above.

ARTICLE 10

INDEMNITY

10.01       Indemnification by Traffix Music.  Traffix Music shall indemnify and hold the Partnership and Madacy, as the case may be, harmless from any loss, damage, expense, Costs (as defined below), cause of action, demand, penalty, fine or claim, including the cost of any litigation or administrative proceeding and counsel fees, arising out of any breach by Traffix Music of any representations or warranties contained herein.

10.02       Indemnification by Madacy.  Madacy shall indemnify and hold the Partnership and Traffix Music, as the case may be, harmless from any loss, damage, expense, Costs, cause of action, demand, penalty, fine or claim, including the cost of any litigation or administrative proceeding and counsel fees, arising out of any breach by Madacy of any representations or warranties contained herein.

10.03       Definition of Costs. “Costs” shall mean any and all claims, losses, damages, liabilities, penalties, interest and reasonable expenses, including without limitation any reasonable legal fees, expert witness fees or other expenses for investigating or defending any actions, suits, proceedings, demands, assessments, claims and judgments that may be awarded.

10.04       IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHERS FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE PERFORMANCE OR BREACH THEREOF.

10.05       Third Party Claims.

a.             If any third party makes or asserts a claim against any party (the “Indemnified Party”) with respect to any matter which may give rise to a claim for indemnification against any other party (the  “Indemnifying Party”) under this Agreement (a “Third Party Claim”), then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation under this Agreement unless (and then solely to the extent that) the Indemnifying Party is damaged or prejudiced thereby.

b.             If the Indemnified Party gives notice to the Indemnifying Party of the assertion of a Third Party Claim, the Indemnifying Party shall be entitled to participate in the underlying proceeding and, to the extent that it wishes (unless the Indemnifying Party is also a party to such proceeding and the Indemnified Party and the Indemnifying Party mutually agree that joint representation would be inappropriate), may assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party.

c.             After the Indemnifying Party gives notice to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim.

d.             If the Indemnifying Party assumes the defense of a Third Party Claim, (i) it will be conclusively established for purposes of this Agreement that the Third Party Claim is within the scope and/or subject to indemnification; (ii) the Indemnifying Party shall not compromise or settle such Third Party Claim without the Indemnified Party’s consent (which consent may not be unreasonably withheld) unless (A) there is no finding or admission of any violation of any law or regulation or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (iii) the Indemnifying Party will have no liability with respect to any compromise or settlement of such Third Party Claim effected without its consent (which consent may not be unreasonably withheld); and (iv) the Indemnified Party shall provide the Indemnifying Party with all material information requested by the Indemnifying Party relating to the defense of such Third Party Claim.

e.             If notice is given to the Indemnifying Party of a Third Party Claim and the Indemnifying Party does not, within fourteen (14) days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Third Party Claim, the Indemnifying Party will be bound by the outcome of such Third Party Claim and any compromise or settlement of such Third Party Claim effected by the Indemnified Party.

ARTICLE 11

ARBITRATION

11.01       Mandatory Arbitration of Disputes.  Any action, dispute, claim, counterclaim or controversy (“Dispute” or “Disputes”), between the parties, including but not limited to any claim based on or arising from an alleged tort or contract, shall be resolved by arbitration as set forth below.  As used herein, Disputes shall include all actions, disputes, claims, counterclaims or controversies arising in connection with any provision set forth in this Agreement.  All Disputes shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).

11.02       Selection of Arbitrators.  Whenever arbitration is required under this Article 10, the arbitrators shall be selected, except as otherwise provided, in accordance with the Commercial Arbitration rules of the AAA.

11.03       Place of Arbitration.  Whenever arbitration is required under this section, such arbitration shall be conducted in New York, New York.

11.04       Expenses and Costs.  In the event of any Dispute governed by this section, each of the parties shall pay all of its own expenses, and, subject to the award of the arbitrator, shall pay an equal share of the arbitrators’ fees.  The arbitration panel shall have the power to award recovery of any costs and fees (including but not limited to attorneys’ fees, administrative fees, arbitrators’ fees, other expenses related to the arbitration and court costs) to the prevailing party.  In the event that a party is required to file an action to seek judicial enforcement of this Agreement, the prevailing party shall be entitled to recover any costs and fees (including but not limited to attorneys’ fees, other expenses related to the action, and court costs).

11.05       Survival. The provisions of this Article 11 shall survive any termination, amendment or expiration of the Agreement unless the parties otherwise expressly agree in writing.

ARTICLE 12

GENERAL PROVISIONS

12.01       Assignment. Neither Contractor may assign in part or in whole its rights under this Agreement to any person or entity without the consent of the other party.  For the purposes of this Agreement, any organic corporate change including, but not limited to, a merger, acquisition, asset sale (including the Website(s)) or other corporate restructuring shall be deemed a prohibited assignment.

12.02       Waiver of Breach. The waiver by any Party of any breach of any provision of this Agreement on the part of the other shall not be construed to operate as a waiver of any other or subsequent breach of the same or any other term, condition or covenant contained in this Agreement.

12.03       Entire Agreement. This Agreement represents the entire understanding between the Parties and supersedes any prior agreement or understanding with respect to the subject matter hereof.

12.04       Amendment. No amendment or modification to this Agreement shall be deemed effective unless mutually agreed upon in writing by the Partnership, Traffix Music and Madacy.

12.05       Invalidity or Unenforceability. The invalidity, unenforceability or illegality of any term or provision of this Agreement shall in no way affect the validity, enforceability or legality of any other term or provision.

12.06       Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to any conflict-of-law principle, statute or rule regarding the application of the law of another jurisdiction.

12.07       Currency.  All amounts referred to herein shall be in the lawful currency of the United States of America.

12.08       Counterparts. This Agreement may be executed in counterparts, each of which may be deemed an original and, when taken together, constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TRAFFIX MUSIC, INC.

By:

Its:

MADACY ENTERTAINMENT GROUP, LIMITED

By:

Its:

EZ -TRACKS, L.P.
By: Traffix EZ Ltd., its general partner

By:

Its:

SCHEDULE A
DEFINITIONS

Unless the context otherwise requires, the following words and phrases have the meanings set forth below:

(1)           “Accounting Expenses” means any direct expenses incurred by a Party in connection with its preparation of any reports required under Article 2 of this Agreement or any other reports prepared in support of any calculation required to be made hereunder.

(2)           “Affiliate” means, with regard to any Person or entity, any Person or entity who or which directly or indirectly controls or is controlled by, or is under direct or indirect control with, such Person or entity, and for such purpose, “controlling” means possessing, directly or indirectly, the power to direct or cause the direction of the management and affairs of such Person or entity, whether through ownership of voting shares, contract or otherwise.

(3)           “Agreement” means this Agreement and any instrument or schedule attached hereto or referred to herein.

(4)           “Base Year Gross Revenue” shall have the meaning set forth in Section 5.04 hereof.

(5)           “Business” means the direct marketing internet-based entertainment business of the Partnership carried on under the trade name “EZ-Tracks” or any other business carried on by the Partnership.

(6)           “Channels of Distribution” means any channel of distribution generally referred to as direct marketing, that uses any of the following media channels (each channel description given its broadest meaning): television, direct mail, print, radio, the Internet (including the Websites) and telemarketing.

(7)           “Contractors” means Traffix Music and Madacy, in their capacity as licensor, provider of services and independent contractors pursuant to the terms of this Agreement.

(8)           “Database” means the database of names and other information of customers of, and visitors to, the Website.

(9)           “Direct Out-of-Pocket Expenses” means any direct outlays made or incurred by either Contractor in direct support of the day-to-day operations of the Business (ie. messenger services, freight on shipments, etc).  For greater certainty, Direct Out-of-Pockets Expenses shall not include any allocation of the general labor or overhead of either of the Contractors or any of the Traffix Music Contributed Expenses.

(10)         “Effective Date” means the date of this Agreement.

(11)         “Exempt Sales” means the sale of any products or services by a Contractor or its Affiliates that does not inure to the benefit of the Partnership.  Exempt Sales consist of:

A.    a sale to a Person listed in the Database of any product or service then sold by a Party or any of its Affiliates (as opposed to a product or service sold by a third party), provided that the sale of the products and/or services does not compete with the business of online music downloads.  For greater certainty, the sale by Madacy of entertainment products in “hard” form does not constitute a sale which competes with the business of online music downloads.

B.    a sale by Madacy (or any Affiliate) of any CD’s, cassettes, videocassettes or DVD’s (or any replacement configuration thereof) to any Person; and

C.    a sale by a Contractor to any Person of any product or service where such sale does not use the Program in connection with the Website or the Business of the Partnership, the Websites or the Database to generate or effect such sale or in support of such sale (ie. the core non-music-download business of each of the Parties).

(12)         “Extension Royalty Rate” shall have the meaning set forth in Section 5.04 hereof.

(13)         “Gross Revenues” means the revenues collected by, or on behalf of, a Party from Website Sales, Websites’ Database Sales and New Revenue Source Sales.  For greater certainty, Gross Revenues shall include all revenues generated by the Partnership or either Contractor from the use of, or relating to, the Program in connection with the Website or the Business of the Partnership, the Website and the Database (other than Exempt Sales) and is not intended to include any activity of either Contractor which has no connection to the Program, the Website or the Database.

(14)         “Intellectual Property Right” means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing), trade dress, logos, labels, labeling and other indicia of ownership, or any other similar type of proprietary intellectual property right.

(15)         “License” means the license of Madacy Songs and Masters from Madacy to the Partnership during the Term hereof; the whole pursuant to the terms set out herein.

(16)         “License Extension” shall have the meaning set forth in Section 5.04 hereof.

(17)         “Madacy Songs” means the music library of Madacy that it has the right to license for downloading plus any new songs that it has the ability to make so available (including, but not limited to, songs to which Madacy owns the Masters and songs which Madacy has licensed the Masters from third parties and has the right to make such songs available for download on the Websites), the whole subject to the obtention of any necessary Mechanicals or third party consents.  For greater certainty, during the term of Madacy’s license with SJMC which permits Madacy to sub-license the San Juan Songs for download, Madacy Songs shall include the San Juan Songs.

(18)         “Masters” means tracks or songs of recorded music.

(19)         “Marketing Expenses” means all direct expenses incurred by the Partnership, Madacy and Traffix Music and their respective Affiliates in the marketing and promotion of the Websites.  For greater certainty, labor and overhead of Madacy and Traffix Music shall not constitute a direct marketing expense for the purposes hereof.  For further clarity, the Parties shall agree on a continual basis to the amount of Marketing Expenses that will be incurred with respect to future periods, the whole in accordance with Section 1.03 hereof.

(20)         “Minimum Financial Objectives” shall have the meaning set forth in Section 5.01 hereof.

(21)         “Net Partnership Shortfall” shall have the meaning set forth in Section 1.05 hereof.

(22)         “New Revenue Source Commissions” means commissions in the amount of up to five percent (5%) to be paid to a person or agency that is not a director or officer of either Madacy or Traffix Music (or affiliated thereto) and who generates a New Revenue Source Sale.  No new revenue source shall be accepted by the Partnership which does not, after payment of the foregoing commission, have a reasonable likelihood of being cash flow positive.  All new revenue sources shall be consistent with the other revenue sources of the Business.

(23)         “New Revenue Source Sales” means any revenues (in cash or in kind) received by a Party from a third party for generating sales of such third party’s products and/or services, including, without limitation, (i) fees paid as a result of the placement by the Partnership or Traffix Music of banners and pop-up advertisements on the Websites for such third party (such as advertising fees or click-thru revenues); or (ii) the sale or barter by Madacy or Traffix Music to a third party of any premiums (such as pre-paid music cards) for distribution by such third party to its customers; or (iii) the insertion by a Party of a promotion for the Websites in any of the products or services the third party offers for sale; provided the third party’s products and/or services do not compete with the business of online music downloads; or (iv) any fee or payment (in cash or in kind) received by a Party from a third party from the exploitation of, use of, referral to or from,  or association with,  the Website, the Program or the Database.  For greater certainty, the effecting of a premium by Madacy in support of sales to its Madacy Channel shall not constitute a New Revenue Source Sale and no part of the revenues received by Madacy from such sale shall be considered to be a New Revenue Source Sale.

(24)         “Partnership Expenses” means (a) Publishing, (b) Royalties, (c) Marketing Expenses, (d) New Revenue Source Commissions, (e) Accounting Expenses, (f) Direct Out-of-Pocket Expenses and (g) Partnership Out-of-Pocket Expenses.

(25)         “Partnership Out-of Pocket Expenses” means all direct, out-of-pocket expenses incurred by Traffix Music and its Affiliates for the material expansion of the Business should it be determined by the Partnership that the Business has become successful and that external costs and, possibly, additional capital expenditures, are required to support such expansion.  For greater certainty, these expenses shall include material capital expenditures (e.g. hardware), the transfer of customer service to an outside service center, the use of external third party business consultants and shall not include the continual provision of Traffix Music Contributed Expenses.

(26)         “Partnership Premium Program” shall have the meaning set forth in Section 1.06 hereof.

(27)         “Party” means the Partnership or Madacy or Traffix Music and “Parties” shall mean all of them.

(28)         “Person” means an individual, corporation, partnership, association, trust or other entity or organization.

(29)         “Premium” shall have the meaning set forth in Section 1.05 hereof.

(30)         “Program” shall have the meaning set forth in the second preamble of this Agreement.

(31)         “Proprietary Business” means, with respect to Madacy, the sale of any corporeal budget and mid-price entertainment product to the Madacy Channel and, with respect to Traffix Music, the direct marketing of, or solicitation for, its own (non-third-party) products and services.

(32)         “Proprietary Premium Program” shall have the meaning set forth in Section 1.06 hereof.

(33)         “Publishing” means all payments due under the Copyright Act and/or The Digital Millennium Copyright Act or any other statute, including all royalties due composer(s), writer(s) and/or publisher(s) in connection with the use of the musical compositions embodied in the Madacy Songs, to the extent downloading as contemplated hereunder shall be deemed either a “mechanical duplication” or “public performance” either now or in the future.

(34)         “Royalties” means all payments required to be made in connection with the creation and exploitation of the Madacy Songs with the exception of Publishing.  This includes, without limitation, payments due to producers, artists, vocalists, instrumentalists, musicians, performers and all other personnel involved in the creation of the Madacy Songs, including their unions, agents and representatives.

(35)         “SJMG” means the San Juan Music Group, Ltd.

(36)         “San Juan Guarantee” means the royalty guarantee which has been given by Madacy to SJMG with respect to the license of the San Juan Songs.  Such guarantee amounts to $33,333 for 2004, $57,500 for 2005, $66,125 for 2006, $76,044 for 2007 and $87,450 for 2008.

(37)         “San Juan Royalty” means the royalty payable by Madacy to SJMG for use of the San Juan Songs.  Such royalty shall be determined annually and shall equal four point nine percent (4.9%) of the net profits of the Partnership (calculated prior to the imposition of the San Juan Royalty) as set out in the audited financial statements of the Partnership.

(38)         “San Juan Songs” means the music library of SJMG that Madacy has licensed and which Madacy has the right to sub-license for downloading plus any new songs that SJMG makes so available.

(39)         “Shortfall” shall mean the amount by which the Publishing and Royalties with respect to a marketing program exceed the gross revenues therefrom.

(40)         “Term” has the meaning set forth in Section 5.01 of the Agreement.

(41)         Traffix Music Contributed Expenses” means any and all costs incurred by Traffix Music and its Affiliates with respect to the design, re-design, development, maintenance and hosting of the Websites and the running of the Business in its current scale including, but not limited to, the making of technical, programming, artistic and structural changes to the Websites, the dedication of Traffix Music personnel to the Websites in support of the hosting and maintenance of the Websites and operation of the Business, media buying, consulting, in-house customer service, analysis, bookkeeping, invoicing and other internal accounting functions, the use of Traffix Music’s servers and other hardware and software.

(42)         “Traffix Sale” shall have the meaning set forth in the Limited Partnership Agreement of the Partnership.

(43)         “Upsells” means the industry practice of linking the marketing of one product or service with that of one or more additional products or services.

(44)         “Websites” means the website addresses www.free-tracks.com (which the Parties intend will promote the free download of Madacy Songs as a premium for further revenue generating activity) and www.ez-tracks.com (which the Parties intend will promote the download of Madacy Songs for a fee), and any other similar websites that offer the Program.

(45)         “Websites’ Database Sales” means any revenues received by, or on behalf of the Partnership or a Contractor pursuant to, or associated with, a sale of a third party’s products and/or services resulting from the use of the Database, provided that no Party shall permit any use of the Database (or permit any third party to use the Database) for any purpose which is competitive with the business of online music downloads (or a Proprietary Business).

(46)         “Websites Sales” means the sale (via download or otherwise) to a third party of any product or service (including, but not limited to, Madacy Songs) on the Websites.

SCHEDULE B

INITIAL LIST OF MASTERS